Schedule A

Funds	Percentage of Investment Management Fee	Effective Date
FT Cboe Vest US Equity Moderate Buffer ETF – January	50%	January 12, 2023
FT Cboe Vest US Equity Moderate Buffer ETF – February	50%	February 10, 2023
FT Cboe Vest US Equity Moderate Buffer ETF – March	50%
FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETF – March	50%
FT Cboe Vest US Equity Moderate Buffer ETF – April	50%
FT Cboe Vest US Equity Moderate Buffer ETF – May	50%
FT Cboe Vest US Equity Moderate Buffer ETF – June	50%
FT Cboe Vest US Equity Moderate Buffer ETF – July	50%
FT Cboe Vest US Equity Moderate Buffer ETF – August	50%
FT Cboe Vest US Equity Moderate Buffer ETF – September	50%
FT Cboe Vest US Equity Moderate Buffer ETF – October	50%
FT Cboe Vest US Equity Moderate Buffer ETF – November	50%
FT Cboe Vest US Equity Moderate Buffer ETF – December	50%
FT Cboe Vest US Small Cap Buffer ETF - March
FT Cboe Vest US Small Cap Buffer ETFs - June
FT Cboe Vest US Small Cap Buffer ETFs -September
FT Cboe Vest US Small Cap Buffer ETFs - December